UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 29, 2008

(Date of earliest event reported)

WESTAFF, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction
of Incorporation)

000-24990	94-1266151
(Commission	(I.R.S. Employer
File Number)	Identification No.)

298 North Wiget Lane, Walnut Creek, CA 94598

(Address of Principal Executive Offices, including Zip Code)

(925) 930-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01	Other Events.

On December 29, 2008, Westaff, Inc. (the “Company”) issued a press release to announce that it has received a proposal from Koosharem Corporation (as Select Staffing) under which Select Staffing would acquire all of the outstanding shares of Westaff common stock not owned by DelStaff, LLC for $1.25 per share in cash and all of the shares owned by DelStaff, LLC (which shares represent approximately 49.3% of the outstanding shares of Westaff common stock) for first lien debt issued by Select Staffing having a value roughly equivalent to $1.25 per share.  A copy of the Company’s press release dated December 29, 2008, is attached hereto as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)

   Exhibit

Exhibit No.	Description of Document

99.1	Press Release dated December 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTAFF, INC.

By:	/s/ Stephen J. Russo
Stephen J. Russo
Executive Vice President and Chief
Operating Officer

Date:  December 29, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release dated December 29, 2008